BARRY L. FRIEDMAN, P.C.
                           Certified Public Accountant
                                1582 Tulita Drive
                           Las Vegas, Nevada 89123
                           Telephone: (702)361-8414
                           Facsimile: (702)896-0278






January 31, 2000



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


We would like to inform you that we have read the disclosures provided by Inforetech Wireless Technology Inc. (formerly Diversified Marketing Services Inc. (comm. file #0-30104) in its filing of form 8-K dated January 31, 2000 and that there are no disagreements regarding the statements made under Item 4-Changes in Registrant's Certifying Accountant.

Sincerely,



/s/ Barry L. Friedman, P.C.